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                                                                    Exhibit 16.1




March 24, 2004
Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, DC  20549

Dear Sirs/Madams:

We have read and agree with the statements in Item 4 of Form 8-K of One Price Clothing, Inc. dated March 25, 2004.

Yours truly,

/s/ Grant Thornton LLP
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